Exhibit 99.1

Press Release:

Synchronoss Technologies to Acquire Wisor Telecom

Acquisition Expands Synchronoss’ Client and Technology Footprint

BRIDGEWATER, N.J. September 10, 2008—Synchronoss Technologies, Inc. (Nasdaq: SNCR), the leading software provider of electronic order management solutions to the communications services marketplace, today announced that it has agreed to acquire privately held Wisor Telecom for approximately $18 million in cash. Wisor Telecom, based in Frederick, MD, provides software and service solutions that enable its clients to manage, execute and provision their end customers with automation order accuracy.

The acquisition expands Synchronoss’ customer and technology footprint, in particular related to service provider-to-service provider automation, in addition to augmenting the company’s global R&D and operations capabilities. The addition of Wisor expands Synchronoss’ domestic and international carrier footprint, which the company believes will provide the opportunity for faster deployments of ConvergenceNow® into prospective clients and early stage accounts. The strength of Wisor’s technology solution and domain expertise has been validated by its blue chip client base, which includes Sprint, Verizon Wireless, Embarq, Time Warner Telecom, Global Crossing and British Telecom among others.

Stephen G. Waldis, President and Chief Executive Officer of Synchronoss Technologies said, “We believe our acquisition of Wisor Telecom is positive for the company, as well as our customers and shareholders. The addition of Wisor’s solution will expand Synchronoss’ technology footprint to over 90% of all major carriers in the U.S. We believe the significant expansion of our platform’s carrier integration capabilities will enable Synchronoss to drive higher automation rates in a shorter period of time for our customers.”

Waldis added, “In addition to expanding our customer base and the set of transactions that Synchronoss can automate for our clients, Wisor’s global R&D and Operations teams bring significant expertise to the table. We believe the integration of Wisor and its India R&D facilities into Synchronoss’ overall operations will provide an opportunity for our combined company to realize synergies and cost efficiencies in these areas.”

The company currently expects the transaction to close by September 15, 2008 and be neutral to its non-GAAP earnings per share for the full year 2008 – excluding the impact of stock-based compensation and amortization of intangibles associated with acquisitions. Synchronoss will provide additional details related to the overall company’s updated financial guidance when it hosts a conference call to announce its third quarter 2008 financial results.

About Synchronoss Technologies, Inc.

Synchronoss Technologies (NASDAQ: SNCR) is the premier provider of on-demand transaction management software to Tier One communications service providers. Synchronoss enables

Forward-looking Statements

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Synchronoss’ Registration Statement on Form S-1 and the form of the prospectus contained therein, as amended and the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

The Synchronoss logo, Synchronoss, ActivationNow and ConvergenceNow are trademarks of Synchronoss Technologies, Inc. All other trademarks are property of their respective owners.

Investor Relations Contact:
Tim Dolan
617-956-6727
investor@synchronoss.com

Media Contact:
Stacie Hiras
908-547-1260
Stacie.hiras@synchronoss.com

Source: Synchronoss Technologies, Inc.